                                                                  EXHIBIT (d)(1)

                              AMERICAN GENERAL LIFE
                                Insurance Company
                                 A STOCK COMPANY

Home Office:                                                            08/06/04
Houston, Texas

2727-A Allen Parkway
P. O. Box 1931                          POLICY  NUMBER
Houston, Texas 77251

(713) 522-1111

WE WILL PAY THE DEATH BENEFIT PROCEEDS; to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy. The method for determining the amount payable is stated in the Death Benefit Proceeds provision.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date and if this policy is in force.

THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE ACCUMULATION VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ACCUMULATION VALUES MAY INCREASE OR DECREASE.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                    NOTICE OF TEN DAY RIGHT TO EXAMINE POLICY

You may return this policy within 10 days after delivery if You are not satisfied with it for any reason. The policy may be returned to Us or to the registered representative through whom it was purchased. Upon surrender of this policy within the ten day period, it will be deemed void from the Date of Issue, and We will refund the greater of: (1) any premiums received by Us; or (2) Your Accumulation Value as of the first Valuation Date occurring on or next following the date on which Your request is received plus any charges that have been deducted.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.


               ELIZABETH M. TUCK                      RODNEY O. MARTIN, JR.
               -----------------                      ---------------------
                   Secretary                                President

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                           READ YOUR POLICY CAREFULLY

04604

                                      INDEX

--------------------------------------------------------------------------------
Annual Report                                                               19
--------------------------------------------------------------------------------
Automatic Rebalancing                                                       14
--------------------------------------------------------------------------------
Beneficiary and Proceeds                                                    16
--------------------------------------------------------------------------------
Cash Surrender Value                                                        10
--------------------------------------------------------------------------------
Cash Value                                                                  10
--------------------------------------------------------------------------------
Change of Ownership or Beneficiary                                          16
--------------------------------------------------------------------------------
Changing the Death Benefit Option                                            7
--------------------------------------------------------------------------------
Changing the Specified Amount                                                6
--------------------------------------------------------------------------------
Contract                                                                     4
--------------------------------------------------------------------------------
Cost of Insurance Rate Table                                                21
--------------------------------------------------------------------------------
Date of Issue                                                                4
--------------------------------------------------------------------------------
Death Benefit and Death Benefit Options                                     5-6
--------------------------------------------------------------------------------
Death Benefit Corridor Rates                                                28
--------------------------------------------------------------------------------
Dollar Cost Averaging                                                       14
--------------------------------------------------------------------------------
General Account                                                              9
--------------------------------------------------------------------------------
General Provisions                                                         18-20
--------------------------------------------------------------------------------
Grace Period                                                                11
--------------------------------------------------------------------------------
Incontestability                                                            18
--------------------------------------------------------------------------------
Investments of the Separate Account                                          7
--------------------------------------------------------------------------------
Maturity Date                                                                3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Monthly Administration Fee                                                  11
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Owner                                                                        4
--------------------------------------------------------------------------------
Payment Options                                                            16-18
--------------------------------------------------------------------------------
Policy Loans                                                               15-16
--------------------------------------------------------------------------------
Policy Values                                                                9
--------------------------------------------------------------------------------
Premium Expense Charge                                                       4
--------------------------------------------------------------------------------
Premium Payments                                                             4
--------------------------------------------------------------------------------
Reinstatement                                                               20
--------------------------------------------------------------------------------
Separate Account Provisions                                                 7-9
--------------------------------------------------------------------------------
Specified Amount                                                             6
--------------------------------------------------------------------------------
Suicide                                                                     19
--------------------------------------------------------------------------------
Surrender Charges                                                          22-23
--------------------------------------------------------------------------------
Surrender, Full and Partial                                                14-15
--------------------------------------------------------------------------------
Suspension and Deferral of Payments                                         14
--------------------------------------------------------------------------------
Transfer Provision                                                         13-14
--------------------------------------------------------------------------------
Valuation of Assets                                                          7
--------------------------------------------------------------------------------
Valuation Dates                                                              8
--------------------------------------------------------------------------------
Valuation Units                                                              7
--------------------------------------------------------------------------------
When This Policy Terminates                                                 20
--------------------------------------------------------------------------------

Company Reference. "We", "Our", "Us, or "Company" means American General Life Insurance Company.

"You", "Your". The words "You" or "Your" mean the Owner of this policy.

Home Office. Our office at 2727-A Allen Parkway, Houston, Texas 77019; Mailing Address P.O. Box 4880, Houston, Texas 88210-4880.

Written, In Writing. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Home Office.

Premium Class. The Premium Class of this policy is shown on the Policy Schedule as one or a combination of the following terms:

Preferred Plus. The term "Preferred Plus" means the cost of insurance is based on the Insured being an exceptional mortality risk and a non-user of tobacco.

Preferred. The term "Preferred" means the cost of insurance is based on the Insured being a better than average mortality risk.

Standard. The term "Standard" means the cost of insurance is based on the Insured being an average mortality risk.

Tobacco. The term "Tobacco" means the cost of insurance is based on the Insured being a user of tobacco.

Non-Tobacco. The term "Non-Tobacco" means the cost of insurance is based on the Insured being a non-user of tobacco.

Juvenile. The term "Juvenile" means the Insured's age nearest birthday was 17 or less on the Date of Issue. Cost of insurance rates stated in Juvenile policies for insurance ages 18 and above are rates for tobacco users. (Rates are not classified on the basis of the Insured being a user or non-user of tobacco at ages 0 through 17.)

Prior to the policy anniversary nearest the Insured's 18th birthday a request for Non-Tobacco rates may be submitted. See page 23, "Rates on Policy Anniversary Nearest Insured's 18th Birthday."

Special. The term "Special" means an extra amount is being charged due to the Insured's health, occupation or avocation.

                                     NOTICE
                     This Policy Is A Legal Contract Between
                        The Policy Owner And The Company

04604                                   Page 2

                                 POLICY SCHEDULE

BASIC POLICY                              MONTHLY COST                 YEARS PAYABLE
------------                              ------------                 -------------
     VARIABLE LIFE                        SEE PAGE 24                     65

ADDITIONAL BENEFITS PROVIDED BY RIDERS

     NONE

PREMIUM CLASS:                            PREFERRED PLUS/NON-TOBACCO
INITIAL PREMIUM:                          $1830.61
PLANNED PERIODIC PREMIUM:                 $1830.61 PAYABLE ANNUALLY
MONTHLY DEDUCTION DAY:                    1st DAY OF EACH MONTH

MINIMUM DEATH BENEFIT AMOUNT (AFTER A
DECREASE IN SPECIFIED AMOUNT):            [$100,000]

MINIMUM PARTIAL SURRENDER:                [$500.00]

MINIMUM VALUE THAT MAY BE RETAINED IN A
DIVISION AFTER A PARTIAL SURRENDER        [$500.00]

                                          ANNUAL EFFECTIVE                MONTHLY
                                          ----------------                -------
GUARANTEED INTEREST RATE:                       3.0%                      0.2466%

MORTALITY TABLE:                          COMPOSITE 1980 COMMISSIONERS STANDARD
                                          ORDINARY MALE OR FEMALE MORTALITY
                                          TABLE

DEATH BENEFIT COMPLIANCE TEST:            [GUIDELINE PREMIUM]

COVERAGE MAY EXPIRE PRIOR TO THE MATURITY DATE SHOWN WHERE EITHER NO PREMIUMS
ARE PAID FOLLOWING PAYMENT OF THE INITIAL PREMIUM, OR SUBSEQUENT PREMIUMS ARE
INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE.

                                   POLICY DATA

INSURED                    JOHN DOE   POLICY NUMBER:         0000000000

INSURANCE AGE              35         DATE OF ISSUE:         SEPTEMBER 1, 2004

BASE COVERAGE              $50,000    MATURITY DATE:         SEPTEMBER 1, 2069
SUPPLEMENTAL COVERAGE      $     0
INITIAL SPECIFIED AMOUNT   $50,000    DEATH BENEFIT OPTION   1

THIS IS A [SEX DISTINCT] POLICY

                         THIS IS A (STATE NAME) CONTRACT

04604                                   Page 3

              POLICY SCHEDULE CONTINUED - POLICY NUMBER 0000000000

CHARGES DEDUCTED FROM THE SEPARATE ACCOUNT

     MORTALITY AND EXPENSE CHARGE. DEDUCTIONS FROM THE SEPARATE ACCOUNT WILL BE MADE AT AN ANNUAL RATE NOT TO EXCEED THE RATES STATED BELOW. THE ACTUAL DEDUCTION WILL BE MADE ON A DAILY BASIS. THE INITIAL CURRENT RATE ON A DAILY BASIS IS [0.001917%]

     POLICY YEARS   CURRENT ANNUAL RATE   GUARANTEED ANNUAL RATE
     ------------   -------------------   ----------------------
     1-10                 [0.70%]                  0.70%
     11-20                [0.35%]                  0.35%
     THEREAFTER           [0.00%]                  0.10%

EXPENSE CHARGES

     PREMIUM TAX (IF APPLICABLE). DEPENDING ON THE LAWS OF THE JURISDICTION IN WHICH THIS POLICY WAS ISSUED, AND SUBJECT TO FUTURE CHANGES IN RESIDENCE, A PERCENTAGE OF EACH PREMIUM MAY BE DEDUCTED FOR PREMIUM TAX. PREMIUM TAX RATES ARE SUBJECT TO CHANGE. THE PREMIUM TAX RATE FOR THIS POLICY ON THE DATE OF ISSUE IS [0%].

     PREMIUM EXPENSE CHARGE:          CURRENT   GUARANTEED
        (ADJUSTABLE PREMIUM EXPENSE
        CHARGE PERCENTAGE)            [5.0%]        7.5%

     MONTHLY ADMINISTRATION FEE:      CURRENT   GUARANTEED
                                      [$6.00]      $6.00

MONTHLY EXPENSE CHARGE FOR THE FIRST FIVE YEARS: [$   ]
                                                   ---
BASIC POLICY CHARGES AND FEES

     COST OF INSURANCE CHARGES. GUARANTEED MAXIMUM COST OF INSURANCE RATES PER $1,000 OF NET AMOUNT AT RISK ARE SHOWN ON PAGE 24.

     SURRENDER CHARGES. SURRENDER CHARGES WILL APPLY IF THE POLICY IS SURRENDERED OR THE INITIAL BASE COVERAGE IS REDUCED DURING THE SURRENDER CHARGE PERIOD FOLLOWING THE DATE OF ISSUE. SURRENDER CHARGES WILL ALSO APPLY DURING THE SURRENDER CHARGE PERIOD FOLLOWING AN INCREASE IN BASE COVERAGE. SURRENDER CHARGES APPLICABLE TO THIS POLICY APPEAR ON PAGES 25 AND 26.

04604                                   Page 3A

Contract. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

     1.   The base policy;

     2.   The riders that add benefits to the base policy, if any;

     3.   Endorsements, if any; and

     4. The attached copy of Your application, and any amendments or supplemental applications.

Date of Issue. The Date of Issue of this policy is the date on which the first premium is due. The Date of Issue is also the date from which all policy years, anniversaries, and Monthly Deduction dates are determined

Owner. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or We allow (subject to the rights of any assignee of record). You may have multiple Owners of this policy. In that case, the authorizations of all Owners are required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of one Owner for transfers and changes in premium and deduction allocations. An Owner may be the same as the Insured, but this is not required. If an Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor Owner, if any, otherwise ownership rights pass to the estate of the Owner.

                                PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible. This means You may choose the amount and frequency of payments. The actual amount and frequency of premium payments will affect the Cash Values and the amount and duration of insurance. Please refer to the Policy Values Provision for a detailed explanation.

Planned Periodic Premiums. The amount and frequency of the Planned Periodic Premiums You selected are shown on the Policy Schedule. You may request a change in the amount and frequency. We may limit the amount of any increase. (See "Maximum Premium").

Unscheduled Additional Premiums. You may pay additional premiums at any time before the Maturity Date shown on the Policy Schedule. We may limit the number and amount of additional premiums. (See "Maximum Premium" and "Maximum Net Amount at Risk").

Maximum Premium. We reserve the right to refund any premium that would cause this policy to fail to qualify as life insurance under the Death Benefit Compliance Test selected, and under applicable tax laws. The test selected is shown on the Policy Schedule.

Maximum Net Amount at Risk. We reserve the right to refund any premium that would cause an immediate increase in the Net Amount at Risk unless the Insured is living and provides evidence of insurability satisfactory to Us. We may automatically effect a partial surrender or reduce the Death Benefit, both of which may have federal tax consequences, if the Net Amount at Risk exceeds Our limitations. Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy.

Premium Expense Charge. The Premium Expense Charge is calculated by multiplying the premium paid (after the deduction of any state premium tax) by the Premium Expense Charge Percentage. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

Net Premium. The term Net Premium as used in this policy means "The premium paid, less any applicable state premium tax and less the Premium Expense Charge" except as follows: No Premium Expense Charge will be deducted if the source of the premium is Cash Surrender Values applied from another policy issued by the Company. (We refer to this as an internal rollover).

04604                                   Page 4

Allocation of Net Premiums. The initial allocation of Net premiums is shown in the application for this policy and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written notice.

The initial Net Premium will be allocated to the Money Market Division on the later of the following dates:

     1.   The Date of Issue; or

     2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in the Home Office of the necessary premium.

The initial Net Premium will remain in the Money Market Division until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation date which follows the 15th day after the initial Net Premium was applied will be allocated to the Money Market Division until such Valuation Date. At that time, We will transfer the Accumulation Value to the selected Investment Option (s). Each Net Premium received after such Valuation Date will be applied directly to the selected Investment Option(s) as of the Business Day received.

Changes in the allocation of Net Premiums will be effective on the date We receive the Owner's notice. The allocation may be 100% to any available option or may be divided among several available options in whole percentage points totaling 100%.

Where to Pay. You may make Your payments to Us at Our Home Office or to an authorized agent. All premium checks must be made payable to the Company. A receipt signed by an officer of the Company will be furnished upon request.

                     DEATH BENEFIT AND DEATH BENEFIT OPTIONS

Death Benefit Proceeds. If the Insured dies prior to the Maturity Date and while this policy is in force, We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

     1.   The Death Benefit Option in effect on the date of death; and

     2. Any increases or decreases made to the Specified Amount. The Initial Specified Amount is shown on the Policy Schedule.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found in the section entitled "Changing Your Insurance Policy."

Any premium received after the date of death will be refunded and will not be included in the Accumulation Value for purposes of calculating the Death Benefit Amount. The Death Benefit Proceeds will be the Death Benefit Amount, after reversing any premium received after the date of death, less any outstanding policy loan and will be subject to the other provisions of the "Beneficiary and
Proceeds: section.

Death Benefit Compliance Test. Death Benefit Compliance Tests are used to determine if a policy will qualify as life insurance under applicable tax laws. There are two compliance tests which may be used: The guideline Premium Test and the Cash Value Accumulation Test. The test which You selected when this policy was issued is shown on the Policy Schedule. You cannot change Your election of the Death Benefit Compliance Test after the Date of Issue.

Death Benefit Option. The Death Benefit Option which You have chosen is shown on the Policy Schedule as either Option 1, 2 or 3.

Option 1. If You have chosen Option 1, the Death Benefit Amount will be the greater of:

     1.   The Specified Amount on the date of death; or

     2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

04604                                   Page 5

Option 2. If You have chosen Option 2, the Death Benefit Amount will be the greater of:

     1.   The Specified Amount plus the Accumulation Value on the date of death;
          or
     2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

Option 3. If You have chosen Option 3, the Death Benefit Amount will be the amount payable under Option 1 plus the sum of all premiums paid for this policy, including premiums for any riders, less any amounts waived by the Company under a waiver of monthly deduction benefit, except as follows:

          Premium payments after a partial surrender will not increase the Death Benefit Amount until the sum of premiums paid from the date of the partial surrender exceeds the amount of the partial surrender.

Death Benefit Corridor Rates are shown in the table for the Death Benefit Compliance Test which You selected.

Specified Amount. The Specified Amount is the total of two types of coverage:
Base Coverage and Supplemental Coverage. Base Coverage is subject to surrender charges and a five year Monthly Expense Charge, but Supplemental Coverage is not. If Supplemental Coverage has been included as a part of the Specified Amount, charges for the Specified Amount will be lower than if the same Specified Amount had been issued without Supplemental Coverage. The amounts of Base Coverage, Supplemental Coverage (if any) and the Initial Specified Amount are shown on the Policy Schedule.

                         CHANGING YOUR INSURANCE POLICY

You may request a change in the Specified Amount or Death Benefit Option at any time except that a decrease in the Specified Amount may not become effective prior to the end of the first policy year. Your request must be submitted to Our Home Office In Writing.

Increasing the Specified Amount. We will require an application and evidence of insurability satisfactory to Us for any increase in the Specified Amount. The proportion of Base to Supplemental Coverage following an increase may be in any proportion as long as Base Coverage is at least 10% of the total Specified Amount. An increase will be effective on the Monthly Deduction Day on or next following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

Decreasing the Specified Amount. Any decrease will go into effect on the Monthly Deduction Day following the Business Day We receive the request. The Death Benefit Amount remaining in effect after any decrease cannot be less than the greater of:

     1.   The Minimum Death Benefit Amount shown on the Policy Schedule; and

     2. Any Death Benefit Amount required to qualify this policy as life insurance under applicable tax laws.

Any such decrease will be applied in the following order:

     1. Against the Specified Amount provided by the most recent increase, with the decrease applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

     2. Against the next most recent increases successively, with the decrease of each prior increase applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

     3. Against the Specified Amount provided under the original application, with the decrease applying first to the entire Supplemental Coverage portion of such amount, if any, followed by the Base Coverage portion.

Any reduction in Base Coverage will be subject to any applicable Surrender Charges on a pro-rata basis with the Surrender Charge prior to the reduction in Base Coverage being reduced proportionately. However, if such charge is greater than the Accumulation Value, the Specified Amount decrease will not be allowed.

04604                                   Page 6

Changing the Death Benefit Option. You may request a change from Option 1 to Option 2, from Option 2 to Option1 or from Option 3 to Option 1.

     1. If You request a change from Option 1 to Option 2: The new Specified Amount will be the Specified Amount, prior to change, less the Accumulation Value as of the effective date of the change, but not less than zero. Any such decrease in Specified Amount will be subject to the same guidelines and restrictions as outlined in the Decreasing the Specified Amount provision.

     2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Specified Amount prior to the change plus the Accumulation Value as of the effective date of the change. The entire increase in the Specified Amount will be applied to the last coverage added (either Base or Supplemental) which has not been removed. For the purpose of this calculation, if the Base and Supplemental Coverages were issued on the same date, We will consider the Supplemental Coverage to have been issued later.

     3. If You request a change from Option 3 to Option 1: The Specified Amount will remain unchanged.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the Monthly Deduction Day following the date We receive Your request for change.

Changing the Terms of Your Policy. Any change in the terms of Your policy must be approved by the President, a Vice President, an Administrative Officer or Secretary of the Company. No agent has the authority to make any changes or waive any of the terms of Your policy.

                           SEPARATE ACCOUNT PROVISIONS

Separate Account. Separate Account VL-R is a segregated investment account established by the Company under Texas law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the policy liabilities shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized from assets allocable to the Separate Account are credited to or charged against such Account without regard to Our other income, gains or losses.

Investments of the Separate Account. The Separate Account is segmented into Divisions. Each Division invests in a single Investment Option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. The assets of the Separate Account are invested in the Investment Option(s) listed on the application for this policy. From time to time, We may add additional Divisions. We may also discontinue offering one or more Divisions as provided in the Rights Reserved by Us provision. You may make a change in investment selections by filing a Written change form with Our Home Office. You may make transfers to the additional Divisions subject to the rules stated in the Transfer Provision section and any new rules or limitations which may apply to such additional divisions.

If shares of any of the Investment Options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of the shares or may substitute shares of another Investment Option for shares already purchased under this policy as provided in the Rights Reserved by Us provision.

Valuation of Assets. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

Valuation Units. In order to determine policy values in the Divisions We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable Investment Option. The Valuation Unit for a Division will be determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

Net Investment Factor. The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3), where:

04604                                   Page 7

(1) is the net asset value per share of the applicable Investment Option as of the current Valuation Date (plus any per share amount of any dividend or capital gains distribution paid by the Investment Option since the last Valuation Date); and

(2) is the net asset value per share of the shares held in the Division as determined at the end of the previous Valuation Date; and

(3)  is a factor representing the Mortality and Expense Charge.

The net asset value of an Investment Option's shares held in each Division shall be the value reported to Us by that Investment Option.

Valuation Dates. Valuation of the various Divisions will occur on each Business Day during each month. If the underlying Investment Option is unable to value or determine the Division's investment in an Investment Option due to any of the reasons stated in the Suspension and Deferral of Payments Provision, the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

Business Day. A Business Day is each day during which the New York Stock Exchange is open for business. We will treat any information or Written communications we receive after the close of a Business Day to have been received as of the next Business Day. For the purpose of collecting daily charges, a Business Day immediately preceded by one or more non-business calendar days will include those non-business days as part of that Business Day. For example, a Business Day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

Minimum Value. The Minimum Value that may be retained in a Division after a partial surrender or transfer is shown on the Policy Schedule. If a partial surrender causes the balance in any Division to drop below such minimum amount, the Company reserves the right to transfer the remaining balance to the Money Market Division. If a transfer causes the balance in any Division to drop below the minimum amount, the Company reserves the right to transfer the remaining balance in proportion to the transfer request.

Change of Investment Advisor or Investment Objective. Unless otherwise required by law or regulation, the investment advisor or any investment objective may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this policy is being delivered.

Rights Reserved by Us. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to:

     1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

     2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;

     3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;

     4. Make any new Division available to You on a basis to be determined by Us;

     5. Substitute for the shares held by any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;

     6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance;

     7. Make any changes required to comply with the requirements of any underlying Investment Option; or

     8. Make other changes in this policy that in Our judgment are necessary or appropriate to ensure that this policy continues to qualify for tax treatment as life insurance, or that do not reduce any Cash Surrender Value, Death benefit Amount, Accumulation Value or other accrued rights or benefits.

04604                                   Page 8

When required by law, We will obtain Your approval of changes and We will gain approval from any appropriate regulatory authority.

                                 GENERAL ACCOUNT

The General Account is a fixed account within Our general assets which We have established for:

     1.   Any amounts transferred from the Divisions as a result of a loan; or
     2.   Any amounts the Owner allocated to such Account.

The guaranteed interest rate used in calculating Accumulation Values of amounts allocated to the General Account is shown on the Policy Schedule. We can use interest rates greater than the guaranteed rates to calculate Accumulation Values of amounts allocated to the General Account. Interest applied to that portion of the General Account equal to a policy loan will be at an annual effective rate of 4.0%.

                             POLICY VALUES PROVISION

Accumulation Value. The Accumulation Value of Your policy is the total of all values in the Divisions of the Separate Account and in the General Account. The Accumulation Value reflects:

     1.   Net Premiums paid;

     2.   Monthly Deductions;

     3. The investment experience of the Divisions selected less the Mortality and Expense Charge;

     4. Amounts allocated to the General Account, including interest earned on amounts in the General Account;

     5. Deductions due to partial surrenders and any charges for partial surrenders; and

     6.   Deductions, if any, resulting from decreases in Specified Amount.

Net Premiums are allocated, in accordance with Your instructions, to the General Account or allocated to the selected Divisions of the Separate Account and converted to Valuation Units.

On each Monthly Deduction Day, a Monthly Deduction will be made by reducing the unloaned portion of the General Account or redeeming Valuation Units from each applicable Division in the same ratio as the allocation of policy deductions in effect on the Monthly Deduction Day. You must state In Writing in advance how Monthly Deductions should be made if other than this method is to be used.

If the unloaned portion of the General Account or the balance in any Division of the Separate Account is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of Your policy.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division.

The value of the Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that the loan request is received In Writing.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that the request for partial surrender is received In Writing.

On the Date of Issue. The Accumulation Value on the Date of Issue is:

     1.   The Net Premium received; less

     2. The Monthly Deduction for the first policy month (See "How We Calculate a Monthly Deduction").

The first deduction day is the Date of Issue. The Monthly Deduction Day is shown on the Policy Schedule.

04604                                   Page 9

On Each Monthly Deduction Day. On each Monthly Deduction Day after the Date of Issue, We will determine the Accumulation Value as follows:

     1.   We will take the Accumulation Value as of the last Monthly Deduction
          Day;

     2. Add the interest earned for the month on the excess of the General Account value on the last Monthly Deduction Day over any partial surrenders and transfers made from the General Account since the last Monthly Deduction Day;

     3. Add any investment gain (or subtract any investment loss) on the Divisions of the Separate Account since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units;

     4.   Add all Net premiums received since the last Monthly Deduction Day;

     5. Subtract any partial surrender made and any charges for partial surrenders since the last Monthly Deduction Day; and

     6. Subtract the Monthly Deduction for the policy month following the Monthly Deduction Day. (See "How We Calculate a Monthly Deduction")

On Any Valuation Date Other Than A Monthly Deduction Day. The Accumulation Value on any Valuation Date other than a Monthly Deduction Day will be the sum of:

     1.   The value of the General Account as of the last Monthly Deduction Day;

     2. Less any partial surrenders and any charges for partial surrenders since the last Monthly Deduction Day;

     3.   Plus all Net Premiums received since the last Monthly Deduction Day;
          and

     4. Plus the sum of the values of the Divisions of the Separate Account as of the last Monthly Deduction Day, plus the amount of any investment gain (or minus any investment loss) on the Divisions since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units.

Cash Value. The Cash Value of this policy will be equal to the Accumulation Value less the Surrender Charge, if any.

Cash Surrender Value. The Cash Surrender Value of this policy will be equal to the Cash Value less any indebtedness.

Monthly Deductions May Be Made Only if There Is Sufficient Value. A Monthly Deduction may be made only if the Cash Surrender Value (Accumulation Value less policy loans during the first five policy years) is equal to or greater than the Monthly Deduction. If the value on a Monthly Deduction Day is not sufficient to meet the Monthly Deduction for the current month, this policy will be subject to the "Grace Period" provision.

Surrender Charge. The Surrender Charge applies only to the Base Coverage portion of the Specified Amount. The Surrender Charge for the amount of Base Coverage on the Date of Issue will apply if such Base Coverage is surrendered or reduced during the Surrender Charge Period. Surrender Charges for any increases in Base Coverage will apply if such increases are surrendered or reduced during the Surrender Charge Period of each increase. The Surrender Charge Period will vary according to the age at issue (or age on the date of an increase) as shown in the Table of Surrender Charges per $1,000 of Base Coverage.

You may make a request for surrender at any time during the Insured's lifetime before the Maturity Date. The amount being surrendered or reduced will terminate on the Valuation Date on or next following the date We receive the request for surrender or reduction.

How We Calculate a Monthly Deduction. Each Monthly Deduction includes:

     1.   The cost of insurance provided by the base policy; and

     2.   The cost of insurance for benefits provided by riders, if any; and

     3.   The Monthly Administration Fee; and

04604                                   Page 10

     4. During the first five policy years, a Monthly Expense Charge. (A Monthly Expense Charge also applies to the amount of any increase in Base Coverage during the first five years of such increase.)

How We Calculate the Cost of Insurance for the Base Policy. We calculate the cost of insurance at the beginning of each policy month on the Monthly Deduction Day. The cost of insurance is determined as follows:

     1. Reduce the Death Benefit Amount by the amount of Accumulation Value on the Monthly Deduction Day before the cost of insurance deduction is taken, and after any applicable rider charges, the Monthly Expense Charge, if any, and the Monthly Administration Fee are deducted;

     2. Multiply the difference by the cost of insurance rate per $1,000 of Net Amount at Risk as provided in the "Cost of Insurance Rate" provision; and

     3.   Divide the result by 1000.

Net Amount at Risk is an amount equal to the Death Benefit Amount under the base policy less the Accumulation Value.

Cost of Insurance for Benefits Provided by Riders. The cost of insurance for benefits provided by riders will be as stated on the Policy Schedule or in an endorsement to this policy.

Monthly Administration Fee. An administration fee will be deducted monthly. The amount of the Monthly Administration Fee may be adjusted, but will never be greater than the guaranteed Monthly Administration Fee shown on the Policy Schedule.

Monthly Expense Charge. A Monthly Expense Charge will be deducted during the first five policy years, and during the first five years of any increase in Base Coverage. The Monthly Expense Charge for the first five years for the initial amount of Base Coverage is shown on the Policy Schedule. The Monthly Expense Charge for the first five years for any increase in Base Coverage will be provided in an endorsement to this policy. Any decrease in Base Coverage will not change the Monthly Expense Charge then in effect.

Cost of Insurance Rate. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:

     1.   Gender (if issued on a Sex Distinct basis);

     2.   Age nearest birthday on each policy anniversary; and

     3. Premium Class associated with the Initial Specified Amount and each increase in the Specified Amount.

A table of guaranteed monthly cost of insurance rates is included in this policy. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in the same rate class as this policy. The rate class of this policy is determined on its Date of Issue according to:

     1.   The calendar year of issue and policy year;

     2.   The plan of insurance;

     3.   The amount of insurance; and

     4. The age, gender and premium class of the Insured if issued on a Sex Distinct basis or the age and premium class if issued on a Gender Neutral basis.

Changes in Rates, Charges and Fees. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, Mortality and Expense Charges, Premium Expense Charge Percentage or Monthly Administration Fee will be based on Our future expectations as to mortality, persistency, expenses, reinsurance costs, and state and federal taxes. Any redetermination of interest rates used in calculating Accumulation Values of amounts allocated to the General Account will be based only on Our expectations of future investment earnings. We will not change these rates or charges in order to recoup any prior losses.

Grace Period. The Grace Period is the 61-day period that follows a Monthly Deduction Day or an annual policy loan interest due date if:

04604                                   Page 11

     1. There is not enough Cash Surrender Value (Accumulation Value less policy loans during the first five policy years) to pay the amount due; and

     2. The requirements, if applicable, of any Monthly Guarantee Premium Rider attached to the policy have not been met.

There is no Grace Period for the Initial Monthly Deduction.

If the amount required to keep Your policy in force is not paid by the end of the Grace Period, this policy will terminate without value. However, We will give You at least 31 days notice prior to termination that Your policy is in the Grace Period and advise You of the amount of premium required to keep Your policy in force. Such 31 days prior notice will be sent to You at Your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If a surrender request is received within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction Day the Grace Period commenced. The Monthly Deduction for the policy month following such Monthly Deduction Day will not be subtracted in the calculation of such Cash Surrender Value.

Full Surrender. You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day the policy and the Written request for Surrender are received. The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

Partial Surrender. At any time after the first policy year, You may request withdrawal of a portion of the Cash Surrender Value of the policy. Your request must be made In Writing during the Insured's lifetime before the Maturity Date. The minimum partial surrender is shown on the Policy Schedule.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day We receive the Written request for partial surrender.

A partial surrender will result in a reduction of the Accumulation Value, Cash Value, and the Death Benefit Amount. The Accumulation and Cash Values will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the Death Benefit Option provision. If Your Death Benefit Option is Option 1 or Option 3, the Specified Amount will be reduced by the amount of the partial surrender. (The reduced amount will not be less than zero.) The Death Benefit Amount remaining after this reduction must be no less than the Minimum Death Benefit Amount after a Decrease in Specified Amount shown on the Policy Schedule.

A partial surrender will result in the cancellation of Valuation Units from each applicable Division and reduction of the unloaned portion of the General Account in the same ratio as the Allocation of Policy Deductions in effect on the date of partial surrender. If the number of Valuation Units in any Division or in the unloaned portion of the General Account is insufficient to make a partial surrender in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the ratio the partial surrender request bears to the Cash Surrender Value of Your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

In addition to the amounts shown in the Table of Surrender Charges, there will also be a charge for each partial surrender not to exceed the lesser of 2.0% of the amount withdrawn or $25.

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

Period of Insurance Coverage if Amount or Frequency of Premium Payments is Reduced or if Premium Payments Are Discontinued. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums, We will continue making Monthly Deductions (as long as there is sufficient value to make such deductions) until the Maturity Date. This policy will remain in force until the earlier of the following dates:

     1. The Maturity Date (if there is sufficient value, to make Monthly Deductions to that date); or

     2.   Full surrender of the policy;

04604                                   Page 12

     3.   The end of the Grace Period; or

     4.   Death of the Insured.

                               TRANSFER PROVISION

Transfer of Accumulation Value. Transfers will be made as of the Business Day We receive the Written transfer request, subject to the restrictions that follow. If You elect to use the transfer privilege. We will not be liable for a transfer made in accordance with Your instructions. We reserve the right to terminate, suspend or modify the transfer privilege, and to charge a $25 fee for each transfer in excess of 12 in a policy year. Transfers under the Dollar Cost Averaging or Automatic Rebalancing programs will not count toward the 12 free transfers.

The policy is not designed for professional market timing organizations or other entities using programmed or frequent transfers involving large amounts. We may not unilaterally terminate or discontinue transfer privileges. However, We reserve the right to suspend such privilege indefinitely with notice to prevent market timing efforts that could disadvantage or be harmful to other Owners or Beneficiaries.

Transfer of Accumulation Value (Separate Account). You may transfer all or part of Your interest in a Division of the Separate Account subject to the following:

     1.   The minimum amount which may be transferred is $500.

     2. If the entire amount in a Division of the Separate Account is not being transferred the minimum which must remain is $500.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made. We will not honor Your request for a transfer if the Separate Account is unable to purchase shares of an Investment Option for any reason.

Transfer of Accumulation Value (General Account). A transfer from the General Account to a Division of the Separate Account may be made during the 60 day period following each policy anniversary. The amount that may be transferred will be the greatest of the following amounts:

     1. Twenty-five percent (25%) of the unloaned portion of the General Account as of the policy anniversary;

     2. The total dollar amount withdrawn from the General Account during the prior policy year (whether the amount withdrawn was a partial surrender for cash or was being transferred to the Separate Account); or

     3.   $500.

Transfer of Accumulation Value (Separate Account) on the Maturity Date. The value of each of the Separate Account Divisions will be transferred to the General Account on the Maturity Date, and the resulting Cash Surrender Value paid to the Owner if the Insured is living on that date. If the underlying Investment Option cannot be valued, or We cannot determine the Division's investment in an Investment Option on the scheduled Maturity Date, the unvalued portion shall be valued and transferred on the first Business Day that the assets can be valued or determined.

Transfer of Your interest in a Separate Account Division on the Maturity Date will not be subject to a Transfer Fee. Our right to defer payment of values allocated to the General Account for up to six months will not apply to values transferred to the General Account under this provision.

Telephone Transfer and Allocation Privilege. If We have on file a completed telephone authorization form for telephone transactions, We will allow transfers and the percentage allocation for future Net Premiums and policy deductions to be changed by telephone at any time. We will honor instructions for Telephone Transactions from any person who provides the correct information. There is a risk of possible loss to You if unauthorized persons use this service in Your name. Under Telephone Transactions, We are not liable for any acts or omissions based upon instructions that We reasonably believe to be genuine, including losses arising from errors in the communication of telephone instructions.

04604                                   Page 13

Dollar Cost Averaging. Dollar Cost Averaging (DCA) is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with Instructions from the Owner. DCA transfers will be made in accordance with the Transfer provisions, except as provided below:

     1.   DCA transfers may be made:

          a)   On any day of the month except the 29th, 30th or 31st;
          b)   On a monthly, quarterly, semi-annual or annual basis; and
          c) From one Separate Account Division to one or more of the other Separate Account Divisions. (The General Account is not eligible for DCA).

     2. DCA may be elected only if the Accumulation Value at the time of election is $5,000 or more.

     3. The minimum amount of each DCA transfer is $100, or the remaining amount in the Separate Account Division from which the DCA transfer is being made, if less.

     4. DCA may not begin prior to the first Valuation Date following the 15th day after the initial Net Premium is applied.

     5. DCA will end when there is no longer any value in the Separate Account division from which DCA transfers wee being made, or when You request that DCA end.

     6. While DCA is active, amounts applied to the DCA Separate Account Division will be available for future dollar cost averaging in accordance with the current DCA request.

     7.   There is no charge for DCA.

     8.   DCA is not available if Automatic Rebalancing is active.

Automatic Rebalancing. Automatic Rebalancing occurs when funds are transferred by the Company among the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect. You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if Your Accumulation Value is $5,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis, Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued. There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if DCA is active.

                  SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We reserve the right to defer payment of any Death Benefit Amount, loan or other distribution that comes from that portion of Your Accumulation Value that is allocated to Separate Account VL-R, if:

     1. The New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted:

     2. An emergency exists, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Accumulation Value; or

     3. The U.S. Securities and Exchange Commission (SEC) by order permits the delay for the protection of Owners.

As to amounts allocated to the General Account, We may defer payment of any Cash Surrender Value withdrawal or loan amount for up to six months, or the period allowed by law, whichever is less, after We receive the request In Writing. Written notice of both the imposition and termination of any such suspension will be given to the Owners, assignees of record and any irrevocable Beneficiaries.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days following the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

04604                                   Page 14

                                  POLICY LOANS

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The policy's loan value will be the Cash Surrender Value, less Interest on the amount to be borrowed (including interest on any prior outstanding policy loan) to the next policy anniversary. The minimum amount of each loan is $500 or, if less, the entire remaining loan value. The value of the Valuation Units equal to the amount You borrow from the Separate Account will be transferred to the General Account as of the Business Day that We receive Your Written loan request.

Obtaining a Loan. You may obtain a policy loan by Written request and assignment of the policy as sole security for the loan. The Company may delay processing the loan requested if the Suspension and Deferral of Payments Provision is in effect.

Effect of a Loan. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the General Account. A loan will result in cancellation of units from each applicable Division and reduction of the unloaned portion of the General Account according to the allocation of the policy deductions then in effect. The resulting amount will be added to the loaned portion of the General Account. If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient for a loan to be made in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the loan bears to the unloaned Accumulation Value of Your Policy. You must state in Writing in advance which Division units are to be canceled if a different method is to be used.

Repayment of a loan will first be allocated to the General Account until You have repaid any loaned amounts that were allocated to the General Account. You may tell Us how to allocate repayments above that amount. If You do not tell Us, an amount equal to the loan repayment will be transferred from the General Account to the Divisions in the same ratio currently in effect for the allocation of Net Premiums. A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of the policy.

Loan Interest. Except for Preferred Loans, loan interest will accrue daily at an annual effective ratio of 4.54% payable in advance. (This is equivalent to an annual effective rate of 4.75% paid in arrears.) On each policy anniversary, loan interest for the next year is due. Unpaid loan interest will be deducted from the various accounts according to the allocation of policy deductions then in effect, and added to the loaned portion of the General Account. You must state In Writing in advance how unpaid loan interest should be deducted if other than this method is to be used.

If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of Your policy.

We will credit interest monthly on the loaned portion of the General Account at an annual effective rate of 4.0%.

Preferred Loans. A "Preferred Loan" is a policy loan that is made at a net cost to the Owner that is less than the net cost of other policy loans. By "net cost" We mean the amount of interest charged for the loan less interest credited to the amount of the Accumulation Value offset by a loan. Starting on the tenth policy anniversary, this policy will be eligible for "Preferred Loans" subject to the following guidelines:

     1. The maximum amount eligible for Preferred Loans during a policy year is restricted to the lesser of the following values on the first day of such policy:

          a.   The policy loan value; or

          b.   10% of the Accumulation Value.

     2. When a Preferred Loan is made, interest to the next policy anniversary will accrue daily at an annual effective rate of not less than 3.85% nor more than 4.08%. (This is equivalent to an annual effective rate of not less than 4.0% nor more than 4.25% respectively, paid in arrears.)

04604                                   Page 15

How You May Repay a Policy Loan. You may repay all or part of a policy loan at any time, except that:

     1. Repayment may be made only while this policy is in force and prior to the death of the Insured;

     2.   A partial repayment must be at least $100.00; and

     3. At the time You repay all or part of a policy loan, You must specify the payment is to repay all or part of the policy loan.

Except as provided in the Grace Period provision, at any time Your policy loan exceeds the Cash Value, this policy will lapse. However, at least 31 days prior notice must be mailed by Us to Your last known address and to the assignee of record, if any.

We Can Delay Payment. We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium to Us.

                            BENEFICIARY AND PROCEEDS

Beneficiary. The Beneficiary as named in the application, or later changed by You, will receive the proceeds upon the death of the Insured. Unless You have stated otherwise, proceeds will be paid as follows:

     1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

     2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

Common Disaster. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

Proceeds. Proceeds means the amount payable on:

     1.   The Maturity Date;

     2.   Exercise of the full surrender benefit; or

     3.   The Insured's death.

The Proceeds on the Maturity Date will be the Cash Surrender Value. The Proceeds on the Insured's death will be the Death Benefit Amount less any outstanding policy loan. All Proceeds are subject to the provisions of the Payment Options section and the other provisions of this policy.

                       CHANGE OF OWNERSHIP OR BENEFICIARY

You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise. To do so, send a Written request to Our Home Office in a form acceptable to Us. The change will go into effect when We have recorded the change. However, after the change is recorded, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is recorded.

                                 PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options, other methods of payment may be chosen with Our consent.

Payment Contract. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

04604                                   Page 16

Election of Options. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing. Within 60 days after the Insured's death, a payee entitled to proceeds in one sum may elect to receive proceeds under any option (subject to the limitations stated in the "Availability of Options" provision).

Option 1. Payments for a Specified Period: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

Option 2. Payments of a Specified Amount: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $1,000 of proceeds applied. Payments will continue until the amount applied, with interest, has been paid in full.

Option 3. Monthly Payments for Life with Period Certain: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. If issued on a Sex Distinct basis, tables are based on the Annuity 2000 Male or Female Tables adjusted by projection scale G (adjusted by 50% of projection scale G for females and 100% of projection scale G for males) for 20 years, with interest at the rate of 2% per year. If issued on a Gender Neutral basis, tables are based on the Annuity 2000 Male or Female Tables adjusted by projection scale G (adjusted by 50% of projection scale G for females and 100% of projection scale G for males) for 20 years, with Gender Neutral rates based on 60% female and 40% male, and interest at the rate of 2% per year.

At the time payments are to begin under this option, the payee may choose one of the following:

     1.   Monthly payments based on the Option 3 Table; or

     2. Monthly payments equal to a monthly annuity based on our single premium immediate annuity rates then in use.

Option 4 Proceeds Left at Interest. Proceeds may be left on deposit with Us for any period up to 30 years. Interest earned on the proceeds may be:

     1.   Left on deposit to accumulate at the rate of 2% compounded annually;
          or

     2. Paid in installments at the rate for each $1,000 of proceeds of $20 annually, $9.95 semiannually, $4.96 quarterly or $1.65 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Options 1,2 or 3.

Interest Rates. The guaranteed rate of interest for proceeds held under Payment Options 1, 2, 3 and 4 is 2% compounded annually. We may credit interest at a higher rate. The amount of any increase will be determined by Us.

Payments. The first payment under Options 1, 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of death and paid or added to the proceeds as provided in the Payment Contract.

Availability of Options. If the proposed payee is not a natural person, payment options may be chosen only with Our consent. If this policy is assigned, We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $20. If the total policy proceeds are less than $2,000 payment will be made in a lump sum.

Evidence That Payee is Alive. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

04604                                   Page 17

Death of a Payee. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract. If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee:

     1. Under Options 1 and 3: The value as of the remaining payments for the specified period as of the date We receive Written notification of death, discounted at the rate of interest used in determining the amount of the monthly payment.

     2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

Withdrawal of Proceeds Under Options 1 or 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income. Under Option 2, the amount will be the entire unpaid balance.

Withdrawal of Proceeds Under Option 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:

     1.   The amount to be withdrawn must be $500 or more;

     2. A partial withdrawal must leave a balance on deposit of $1,000 or more.

Withdrawals May Be deferred. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

Assignment. Payment Contracts may not be assigned.

Change in Payment. The right to make any change in payment is available only if it is provided in the Payment Contract.

Claims of Creditors. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.

                               GENERAL PROVISIONS

Assigning Your Policy. During the lifetime of the Insured, You may assign this policy as security for an obligation. We will not be bound by an assignment unless it is received In Writing at Our Home Office. Two copies of the assignment must be submitted. We will retain one copy and return the other. We will not be responsible for the validity of any assignment.

Incontestability. We rely on the statements made in the application for the policy and any amendments of application, supplemental applications, and applications for any reinstatements or increases in Specified Amount. These statements, in the absence of fraud, are considered representations and not warranties. No statement may be used in defense of a claim unless it is in such applications.

Except as stated below, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the Date of Issue.

Exceptions:

     1. We cannot contest any claim related to an increase in Specified Amount after such increase has been in effect for 2 years during the Insured's lifetime from the date of issue of such increase.

     2. If this policy is reinstated, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the date of reinstatement.

04604                                   Page 18

We can contest a reinstatement or an increase in Specified Amount for a 2-year period following the date of an increase or reinstatement solely on the basis of the information furnished in the application for such reinstatement or increase.

This 2-year limitation does not apply to benefits provided by any Disability or Accidental Death Benefit rider, or to the nonpayment of premium.

Suicide Exclusion. If Insured takes his or her own life, while sane or insane, within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial cash surrenders paid.

If there are any increases in the Specified Amount (see the section entitled "Changing Your Insurance Policy") a new 2-year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase. When the laws of the state in which this policy is delivered require less than this 2-year period, the period will be as stated in such laws.

Age or Gender Incorrectly Stated (Age Incorrectly Stated if Issued on a Gender Neutral Basis). If the: (1) age or gender of the Insured (if this policy was issued on a Sex Distinct basis): or (2) age of the Insured (if this policy was issued on a Gender Neutral basis) has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age, We mean age nearest birthday as of the Date of Issue.

Statutory Basis of Policy Values. The Cash Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Cash Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates and for the General Account interest at the guaranteed annual interest rate shown on the Policy Schedule.

Calculation of minimum Cash Values, non-forfeiture benefits and Guaranteed Cost of Insurance rates are based on the Mortality Table shown on the Policy Schedule for the appropriate gender (if this policy was issued on a Sex Distinct basis) and age nearest birthday.

A detailed statement of the method of computing values has been filed with the state insurance department where required.

No Dividends. This policy will not pay dividends. It will not participate in any of Our surplus or earnings.

Annual Report. We will send You at least once a year, without charge, an annual report which will show a summary of all transactions since the last report, including:

     1.   Premiums paid;

     2.   Transfers;

     3.   Expense charges deducted;

     4.   The cost of insurance deducted;

     5.   Partial surrender benefits deducted including partial surrender fees;

     6.   The amount of any outstanding policy loan;

     7.   Separate Account Unit Values;

     8.   The current Cash Surrender and Accumulation Values; and

     9.   The Death Benefit Amount.

04604                                   Page 19

When This Policy Terminates. This policy will terminate if:

     1.   You request that this policy be terminated;

     2.   The Insured dies;

     3.   The policy matures; or

          a. The Grace Period ends there is insufficient Cash Surrender Value (Accumulation Value less policy loans during the first five policy years) to cover a Monthly Deduction.

Reinstatement. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

     1. Your Written request within five years after the end of the Grace Period and before the Maturity Date; and

     2.   Evidence of insurability satisfactory to Us and;

     3. Payment of enough premium to keep the policy in force for two months or, if less, an amount sufficient to meet the requirements of the Monthly Guarantee Premium provisions; and

     4.   Payment or reinstatement of any indebtedness.

The reinstated policy will be in force from the Monthly Deduction Day on or following the date We approve the reinstatement application.

The original surrender charge schedule will apply to a reinstated policy. The Accumulation Value at the time of reinstatement will be:

     1. The Surrender Charge deducted at the time of lapse (such charge not being greater than the Accumulation Value at the time of lapse before the Surrender Charge was applied); plus

     2. The Net Premium allocated in accordance with the premium allocation percentages at the time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus

     3.   Any loan repaid or reinstated; less

     4.   The Monthly Deduction for one month.

The dollar amount of any Surrender Charge reinstated will be the same as the dollar amount of Surrender Charge at the time of lapse, and will be reinstated into the funds from which they were deducted at the time of lapse using Unit Values as of the date of reinstatement.

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to that rider.

Rates on Policy Anniversary Nearest Insured's 18th Birthday (For Insured's age 17 or Less on Date of Issue). If the Insured's age, nearest birthday, is 17 or less on the Date of Issue of this policy, Tobacco rates will be used starting on the policy anniversary nearest the Insured's 18th birthday, except as follows. Prior to the anniversary nearest the Insured's 18th birthday, a Written statement, signed by the Insured, may be submitted to the Company requesting that Non-Tobacco rates be made effective. The statement must include the date the Insured last used tobacco, or state that the Insured has never used tobacco, whichever applies. If the request is approved, Non-Tobacco rates will be made effective on the policy anniversary nearest the Insured's 18th birthday. Otherwise, Tobacco rates will apply. We will send a notice to the Owner at least 30 days prior to the policy anniversary nearest the Insured's 18th birthday that a request for Non-Tobacco rates may be submitted.

04604                                   Page 20

               TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

ATTAINED AGE Nearest
      Birthday
   (On Each Policy
    Anniversary)        MALE    FEMALE
--------------------   ------   ------
          0            $ 0.35   $ 0.24
          1               .09      .07
          2               .08      .07
          3               .08      .07
          4               .08      .06

          5               .08      .06
          6               .07      .06
          7               .07      .06
          8               .06      .06
          9               .06      .06

         10               .06      .06
         11               .06      .06
         12               .07      .06
         13               .08      .06
         14               .10      .07

         15               .11      .07
         16               .13      .08
         17               .14      .08
         18               .15      .08
         19               .16      .09

         20               .16      .09
         21               .16      .09
         22               .16      .09
         23               .16      .09
         24               .15      .10

         25               .15      .10
         26               .14      .10
         27               .14      .10
         28               .14      .11
         29               .14      .11

         30               .14      .11
         31               .15      .12
         32               .15      .12
         33               .16      .13
         34               .17      .13

         35               .18      .14
         36               .19      .15
         37               .20      .16
         38               .22      .17
         39               .23      .19

         40               .25      .20
         41               .27      .22
         42               .30      .24
         43               .32      .26
         44               .35      .28

         45               .38      .30
         46               .41      .32
         47               .44      .34
         48               .48      .36
         49               .52      .39

         50            $ 0.56   $ 0.41
         51               .61      .44
         52               .67      .48
         53               .73      .51
         54               .80      .55

         55               .88      .59
         56               .96      .63
         57              1.05      .67
         58              1.14      .71
         59              1.24      .75

         60              1.35      .79
         61              1.48      .85
         62              1.62      .92
         63              1.78     1.01
         64              1.95     1.11

         65              2.15     1.23
         66              2.36     1.35
         67              2.58     1.47
         68              2.82     1.59
         69              3.07     1.72

         70              3.36     1.86
         71              3.70     2.05
         72              4.08     2.27
         73              4.52     2.55
         74              5.01     2.88

         75              5.54     3.25
         76              6.11     3.67
         77              6.71     4.11
         78              7.33     4.59
         79              7.99     5.11

         80              8.71     5.71
         81              9.52     6.39
         82             10.45     7.19
         83             11.50     8.12
         84             12.67     9.18

         85             13.93    10.34
         86             15.25    11.60
         87             16.63    12.97
         88             18.06    14.45
         89             19.55    16.05

         90             21.11    17.79
         91             22.80    19.72
         92             24.66    21.89
         93             26.82    24.44
         94             29.67    27.67

         95             33.93    32.32
         96             41.28    40.05
         97             56.04    55.16
         98             83.33    83.33
         99             83.33    83.33

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule

04604                                   Page 21

               TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

   ATTAINED AGE
Nearest Birthday
 (On Each Policy
  Anniversary)      RATE
----------------   ------
        0          $ 0.33
        1             .09
        2             .08
        3             .08
        4             .08

        5             .07
        6             .07
        7             .07
        8             .06
        9             .06

       10             .06
       11             .06
       12             .07
       13             .08
       14             .09

       15             .10
       16             .12
       17             .13
       18             .14
       19             .14

       20             .15
       21             .15
       22             .14
       23             .14
       24             .14

       25             .14
       26             .14
       27             .13
       28             .13
       29             .14

       30             .14
       31             .14
       32             .15
       33             .15
       34             .16

       35             .17
       36             .18
       37             .19
       38             .21
       39             .22

       40             .24
       41             .26
       42             .29
       43             .31
       44             .33

       45             .36
       46             .39
       47             .42
       48             .46
       49             .49

       50          $ 0.53
       51             .58
       52             .63
       53             .69
       54             .75

       55             .82
       56             .89
       57             .97
       58            1.05
       59            1.14

       60            1.24
       61            1.35
       62            1.47
       63            1.61
       64            1.77

       65            1.95
       66            2.14
       67            2.34
       68            2,54
       69            2.77

       70            3.02
       71            3.32
       72            3.66
       73            4.05
       74            4.49

       75            4.98
       76            5.50
       77            6.04
       78            6.60
       79            7.21

       80            7.87
       81            8.63
       82           .9.49
       83           10.49
       84           11.59

       85           12.78
       86           14.05
       87           15.39
       88           16.80
       89           18.30

       90           19.89
       91           21.63
       92           23.60
       93           25.88
       94           28.87

       95           33.28
       96           40.78
       97           55.62
       98           83.33
       99           83.33

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule

04604                                   Page 21                                U

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

Issue
 Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
 Male     1      2      3      4      5      6      7      8      9     10
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  18      5      5      5      4      4      3      3      2      1      1
  19      6      6      6      5      5      4      3      2      2      1

  20      6      6      6      5      5      4      3      2      2      1
  21      6      6      6      5      5      4      3      2      2      1
  22      6      6      6      5      5      4      3      2      2      1
  23      7      7      7      6      5      4      4      3      2      1
  24      7      7      7      6      5      4      4      3      2      1
  25      7      7      7      6      5      4      4      3      2      1
  26      8      8      8      7      6      5      4      3      2      1
  27      8      8      8      7      6      5      4      3      2      1
  28      9      9      9      8      7      6      5      3      2      1
  29      9      9      9      8      7      6      5      3      2      1

  30     10     10     10      9      8      6      5      4      3      1
  31     11     11     11     10      8      7      6      4      3      1
  32     11     11     11     10      8      7      6      4      3      1
  33     12     12     12     11      9      8      6      5      3      2
  34     13     13     13     11     10      8      7      5      3      2
  35     14     14     14     12     11      9      7      5      4      2
  36     14     14     14     12     11      9      7      5      4      2
  37     15     15     15     13     11      9      8      6      4      2
  38     16     16     16     14     12     10      8      6      4      2
  39     17     17     17     15     13     11      9      6      4      2

  40     18     18     18     16     14     11      9      7      5      2
  41     19     19     19     17     14     12     10      7      5      2
  42     20     20     20     18     15     13     10      8      5      3
  43     21     21     21     18     16     13     11      8      5      3
  44     22     22     22     19     17     14     11      8      6      3
  45     23     23     23     20     17     14     12      9      6      3
  46     24     24     24     21     18     15     12      9      6      3
  47     25     25     25     22     19     16     13      9      6      3
  48     27     27     27     24     20     17     14     10      7      3
  49     28     28     28     25     21     18     14     11      7      4

  50     30     30     30     26     23     19     15     11      8      4
  51     31     31     31     27     23     19     16     12      8      4
  52     33     33     33     29     25     21     17     12      8      4
  53     35     35     35     31     26     22     18     13      9      4
  54     37     37     37     32     28     23     19     14      9      5
  55     39     39     39     34     29     24     20     15     10      5
  56     41     41     41     36     31     26     21     15     10      5
  57     43     43     43     38     32     27     22     16     11      5
  58     45     45     45     39     34     28     23     17     11      6
  59     47     47     47     41     35     29     24     18     12      6

04604                                   Page 22                             M-NS

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

Issue
 Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
 Male     1      2      3      4      5      6      7      8      9     10
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  60     49     49     48     43     37     31     25     18     12      6
  61     49     49     48     43     37     31     25     18     12      6
  62     48     48     48     42     36     30     24     18     12      6
  63     48     48     47     42     36     30     24     18     12      6
  64     47     47     47     41     35     29     24     18     12      6
  65     47     47     46     41     35     29     24     18     12      6
  66     47     47     46     41     35     29     24     18     12      6
  67     46     46     45     40     35     29     23     17     12      6
  68     45     45     45     39     34     28     23     17     11      6
  69     45     45     44     39     34     28     23     17     11      6

  70     44     44     43     39     33     28     22     17     11      6
  71     43     43     43     38     32     27     22     16     11      5
  72     43     43     42     38     32     27     22     16     11      5
  73     42     42     42     37     32     26     21     16     11      5
  74     41     41     41     36     31     26     21     15     10      5
  75     41     41     40     36     31     26     21     15     10      5
  76     40     40     40     35     30     25     20     15     10      5
  77     40     40     40     35     30     25     20     15     10      5
  78     40     40     39     35     30     25     20     15     10      5

  79     39     39     39     34     29     24     20     15     10      5
  80     39     39     39     34     29     24     20     15     10      5
  81     39     39     38     34     29     24     20     15     10      5
  82     39     39     38     34     29     24     20     15     10      5
  83     39     39     38     34     29     24     20     15     10      5
  84     38     38     38     33     29     24     19     14     10      5
  85     38     38     38     33     29     24     19     14     10      5
  86     38     38     38     33     29     24     19     14     10      5
  87     38     38     38     33     29     24     19     14     10      5
  88     38     38     38     33     29     24     19     14     10      5
  89     38     38     37     33     29     24     19     14     10      5

  90     37     37     37     32     28     23     19     14      7      0

04604                                   Page 23                             M-NS

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

Issue
 Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
 Male     1      2      3      4      5      6      7      8      9     10
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
   0      4      4      4      4      3      3      2      2      1      1
   1      4      4      4      4      3      3      2      2      1      1
   2      4      4      4      4      3      3      2      2      1      1
   3      4      4      4      4      3      3      2      2      1      1
   4      4      4      4      4      3      3      2      2      1      1
   5      4      4      4      4      3      3      2      2      1      1
   6      4      4      4      4      3      3      2      2      1      1
   7      5      5      5      4      4      3      3      2      1      1
   8      5      5      5      4      4      3      3      2      1      1
   9      5      5      5      4      4      3      3      2      1      1

  10      5      5      5      4      4      3      3      2      1      1
  11      6      6      6      5      5      4      3      2      2      1
  12      6      6      6      5      5      4      3      2      2      1
  13      6      6      6      5      5      4      3      2      2      1
  14      6      6      6      5      5      4      3      2      2      1
  15      7      7      7      6      5      4      4      3      2      1
  16      7      7      7      6      5      4      4      3      2      1
  17      7      7      7      6      5      4      4      3      2      1
  18      8      8      8      7      6      5      4      3      2      1
  19      8      8      8      7      6      5      4      3      2      1

  20      8      8      8      7      6      5      4      3      2      1
  21      9      9      9      8      7      6      5      3      2      1
  22      9      9      9      8      7      6      5      3      2      1
  23      9      9      9      8      7      6      5      3      2      1
  24     10     10     10      9      8      6      5      4      3      1
  25     10     10     10      9      8      6      5      4      3      1
  26     11     11     11     10      8      7      6      4      3      1
  27     11     11     11     10      8      7      6      4      3      1
  28     12     12     12     11      9      8      6      5      3      2
  29     12     12     12     11      9      8      6      5      3      2

  30     13     13     13     11     10      8      7      5      3      2
  31     13     13     13     11     10      8      7      5      3      2
  32     14     14     14     12     11      9      7      5      4      2
  33     15     15     15     13     11      9      8      6      4      2
  34     15     15     15     13     11      9      8      6      4      2
  35     16     16     16     14     12     10      8      6      4      2
  36     17     17     17     15     13     11      9      6      4      2
  37     18     18     18     16     14     11      9      7      5      2
  38     19     19     19     17     14     12     10      7      5      2
  39     20     20     20     18     15     13     10      8      5      3

  40     21     21     21     18     16     13     11      8      5      3
  41     22     22     22     19     17     14     11      8      6      3
  42     24     24     24     21     18     15     12      9      6      3
  43     25     25     25     22     19     16     13      9      6      3
  44     26     26     26     23     20     16     13     10      7      3

04604                                   Page 22                              M-S

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

Issue
 Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
 Male     1      2      3      4      5      6      7      8      9     10
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  45     27     27     27     24     20     17     14     10      7      3
  46     28     28     28     25     21     18     14     11      7      4
  47     29     29     29     25     22     18     15     11      7      4
  48     30     30     30     26     23     19     15     11      8      4
  49     31     31     31     27     23     19     16     12      8      4

  50     32     32     32     28     24     20     16     12      8      4
  51     33     33     33     29     25     21     17     12      8      4
  52     34     34     34     30     26     21     17     13      9      4
  53     36     36     36     32     27     23     18     14      9      5
  54     37     37     37     32     28     23     19     14      9      5
  55     39     39     39     34     29     24     20     15     10      5
  56     40     40     40     35     30     25     20     15     10      5
  57     42     42     42     37     32     26     21     16     11      5
  58     44     44     44     39     33     28     22     17     11      6
  59     46     46     46     40     35     29     23     17     12      6

  60     48     48     48     42     36     30     24     18     12      6
  61     48     48     47     42     36     30     24     18     12      6
  62     47     47     47     41     35     29     24     18     12      6
  63     47     47     46     41     35     29     24     18     12      6
  64     47     47     46     41     35     29     24     18     12      6
  65     46     46     45     40     35     29     23     17     12      6
  66     46     46     45     40     35     29     23     17     12      6
  67     45     45     44     39     34     28     23     17     11      6
  68     44     44     43     39     33     28     22     17     11      6
  69     44     44     43     39     33     28     22     17     11      6

  70     43     43     42     38     32     27     22     16     11      5
  71     42     42     41     37     32     26     21     16     11      5
  72     41     41     41     36     31     26     21     15     10      5
  73     41     41     40     36     31     26     21     15     10      5
  74     40     40     39     35     30     25     20     15     10      5
  75     39     39     38     34     29     24     20     15     10      5
  76     39     39     38     34     29     24     20     15     10      5
  77     38     38     38     33     29     24     19     14     10      5
  78     38     38     37     33     29     24     19     14     10      5

  79     38     38     37     33     29     24     19     14     10      5
  80     37     37     37     32     28     23     19     14      9      5
  81     37     37     36     32     28     23     19     14      9      5
  82     37     37     36     32     28     23     19     14      9      5
  83     36     36     36     32     27     23     18     14      9      5
  84     36     36     36     32     27     23     18     14      9      5
  85     36     36     36     32     27     23     18     14      9      5
  86     36     36     35     32     27     23     18     14      9      5
  87     36     36     35     32     27     23     18     14      9      5
  88     36     36     35     32     27     23     18     14      9      5
  89     35     35     35     31     26     22     18     13      9      4

  90     34     34     34     30     26     21     17     13      6      0

04604                                   Page 23                              M-S

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

 Issue
  Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Female     1      2      3      4      5      6      7      8      9     10
------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  18       4      4      4      3      3      2      2      1      1      1
  19       4      4      4      4      3      3      2      2      1      1

  20       4      4      4      4      3      3      2      2      1      1
  21       4      4      4      4      3      3      2      2      1      1
  22       4      4      4      4      3      3      2      2      1      1
  23       5      5      5      4      4      3      2      2      1      1
  24       5      5      5      4      4      3      2      2      1      1
  25       5      5      5      4      4      3      3      2      1      1
  26       5      5      5      5      4      3      3      2      1      1
  27       6      6      6      5      4      4      3      2      1      1
  28       6      6      6      5      4      4      3      2      1      1
  29       6      6      6      5      5      4      3      2      2      1

  30       7      7      7      6      5      4      3      2      2      1
  31       7      7      7      6      5      4      4      3      2      1
  32       7      7      7      7      6      5      4      3      2      1
  33       8      8      8      7      6      5      4      3      2      1
  34       8      8      8      7      6      5      4      3      2      1
  35       9      9      9      8      7      6      5      3      2      1
  36       9      9      9      8      7      6      5      4      2      1
  37      10     10     10      9      7      6      5      4      2      1
  38      11     11     11      9      8      7      5      4      3      1
  39      11     11     11     10      8      7      6      4      3      1

  40      12     12     12     10      9      7      6      4      3      1
  41      12     12     12     11      9      8      6      5      3      2
  42      13     13     13     11     10      8      7      5      3      2
  43      14     14     14     12     10      9      7      5      3      2
  44      15     15     15     13     11      9      7      5      4      2
  45      15     15     15     14     12     10      8      6      4      2
  46      16     16     16     14     12     10      8      6      4      2
  47      17     17     17     15     13     11      8      6      4      2
  48      18     18     18     15     13     11      9      7      4      2
  49      18     18     18     16     14     11      9      7      5      2

  50      19     19     19     17     14     12     10      7      5      2
  51      20     20     20     18     15     13     10      8      5      3
  52      21     21     21     18     16     13     10      8      5      3
  53      22     22     22     19     16     14     11      8      5      3
  54      23     23     23     20     17     14     11      9      6      3
  55      24     24     24     21     18     15     12      9      6      3
  56      25     25     25     22     19     16     13      9      6      3
  57      26     26     26     23     20     17     13     10      7      3
  58      28     28     28     24     21     17     14     10      7      3
  59      29     29     29     26     22     18     15     11      7      4

04604                                   Page 22                             F-NS

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

 Issue
  Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Female     1      2      3      4      5      6      7      8      9     10
------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  60      31     31     31     27     23     19     15     12      8      4
  61      33     33     33     29     24     20     16     12      8      4
  62      34     34     34     30     26     22     17     13      9      4
  63      36     36     36     32     27     23     18     14      9      5
  64      39     39     39     34     29     24     19     14     10      5
  65      41     41     41     36     31     26     20     15     10      5
  66      41     41     41     36     31     26     21     16     10      5
  67      42     42     42     37     31     26     21     16     10      5
  68      42     42     42     37     32     26     21     16     11      5
  69      43     43     43     37     32     27     21     16     11      5

  70      43     43     43     37     32     27     21     16     11      5
  71      43     43     43     38     32     27     21     16     11      5
  72      43     43     43     38     32     27     22     16     11      5
  73      43     43     43     37     32     27     21     16     11      5
  74      43     43     43     37     32     27     21     16     11      5
  75      42     42     42     37     32     26     21     16     11      5
  76      42     42     42     37     32     27     21     16     11      5
  77      42     42     41     38     32     27     22     16     11      5
  78      41     41     41     38     33     27     22     16     11      5

  79      41     41     40     38     33     27     22     16     11      5
  80      40     40     40     37     33     28     22     17     11      6
  81      40     40     40     37     33     27     22     16     11      5
  82      40     40     40     37     33     27     22     16     11      5
  83      40     40     39     37     32     27     22     16     11      5
  84      40     40     39     37     32     26     21     16     11      5
  85      40     40     39     36     31     25     20     15     10      5
  86      40     40     39     36     31     26     20     15     10      5
  87      40     40     39     36     31     25     20     15     10      5
  88      40     40     39     35     30     25     20     15     10      5
  89      39     39     39     35     30     25     20     15     10      5

  90      39     39     38     34     29     24     19     15     10      0

04604                                   Page 23                             F-NS

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

 Issue
  Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Female     1      2      3      4      5      6      7      8      9     10
------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
   0       3      3      3      3      2      2      2      1      1      1
   1       3      3      3      3      2      2      1      1      1      1
   2       3      3      3      3      2      2      2      1      1      1
   3       3      3      3      3      2      2      2      1      1      1
   4       3      3      3      3      2      2      2      1      1      1
   5       3      3      3      3      3      2      2      1      1      1
   6       3      3      3      3      3      2      2      1      1      1
   7       4      4      4      3      3      2      2      1      1      1
   8       4      4      4      3      3      2      2      1      1      1
   9       4      4      4      3      3      2      2      1      1      1

  10       4      4      4      4      3      3      2      2      1      1
  11       4      4      4      4      3      3      2      2      1      1
  12       4      4      4      4      3      3      2      2      1      1
  13       5      5      5      4      4      3      2      2      1      1
  14       5      5      5      4      4      3      2      2      1      1
  15       5      5      5      5      4      3      3      2      1      1
  16       5      5      5      5      4      3      3      2      1      1
  17       5      5      5      5      4      3      3      2      1      1
  18       6      6      6      5      4      4      3      2      1      1
  19       6      6      6      5      4      4      3      2      1      1

  20       6      6      6      5      5      4      3      2      2      1
  21       6      6      6      5      5      4      3      2      2      1
  22       6      6      6      6      5      4      3      2      2      1
  23       7      7      7      6      5      4      3      2      2      1
  24       7      7      7      6      5      4      3      3      2      1
  25       7      7      7      6      5      4      4      3      2      1
  26       7      7      7      6      5      5      4      3      2      1
  27       8      8      8      7      6      5      4      3      2      1
  28       8      8      8      7      6      5      4      3      2      1
  29       8      8      8      7      6      5      4      3      2      1

  30       9      9      9      8      6      5      4      3      2      1
  31       9      9      9      8      7      6      5      3      2      1
  32       9      9      9      8      7      6      5      4      2      1
  33      10     10     10      9      7      6      5      4      2      1
  34      10     10     10      9      8      7      5      4      3      1
  35      11     11     11     10      8      7      5      4      3      1
  36      11     11     11     10      9      7      6      4      3      1
  37      12     12     12     10      9      7      6      4      3      1
  38      12     12     12     11      9      8      6      5      3      2
  39      13     13     13     11     10      8      7      5      3      2

  40      14     14     14     12     10      9      7      5      3      2
  41      14     14     14     13     11      9      7      5      4      2
  42      15     15     15     13     11      9      8      6      4      2
  43      16     16     16     14     12     10      8      6      4      2
  44      17     17     17     14     12     10      8      6      4      2

04604                                   Page 22                              F-S

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

 Issue
  Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Female     1      2      3      4      5      6      7      8      9     10
------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  45      17     17     17     15     13     11      9      7      4      2
  46      18     18     18     16     14     11      9      7      5      2
  47      19     19     19     16     14     12      9      7      5      2
  48      20     20     20     17     15     12     10      7      5      2
  49      20     20     20     18     15     13     10      8      5      3

  50      21     21     21     18     16     13     11      8      5      3
  51      22     22     22     19     17     14     11      8      6      3
  52      23     23     23     20     17     14     11      9      6      3
  53      24     24     24     21     18     15     12      9      6      3
  54      25     25     25     22     19     16     12      9      6      3
  55      26     26     26     23     20     16     13     10      7      3
  56      27     27     27     24     21     17     14     10      7      3
  57      29     29     29     25     22     18     14     11      7      4
  58      30     30     30     27     23     19     15     11      8      4
  59      32     32     32     28     24     20     16     12      8      4

  60      34     34     34     30     25     21     17     13      8      4
  61      36     36     36     31     27     22     18     13      9      4
  62      38     38     38     33     28     24     19     14      9      5
  63      40     40     40     35     30     25     20     15     10      5
  64      42     42     42     37     32     26     21     16     11      5
  65      45     45     45     39     34     28     23     17     11      6
  66      45     45     45     40     34     28     23     17     11      6
  67      45     45     45     40     34     28     23     17     11      6
  68      45     45     45     40     34     28     23     17     11      6
  69      45     45     45     40     34     28     23     17     11      6

  70      45     45     45     40     34     28     23     17     11      6
  71      45     45     44     39     34     28     23     17     11      6
  72      44     44     43     39     34     28     22     17     11      6
  73      43     43     43     39     33     28     22     17     11      6
  74      42     42     42     38     32     27     22     16     11      5
  75      41     41     41     37     32     26     21     16     11      5
  76      41     41     41     38     32     27     22     16     11      5
  77      41     41     40     38     33     28     22     17     11      6
  78      40     40     40     37     34     28     23     17     11      6

  79      40     40     39     37     35     29     23     17     12      6
  80      39     39     39     36     34     29     24     18     12      6
  81      39     39     38     36     34     30     24     18     12      6
  82      39     39     38     36     34     31     24     18     12      6
  83      39     39     38     36     33     31     25     19     12      6
  84      39     39     38     36     33     31     25     19     13      6
  85      38     38     38     35     33     31     25     19     13      6
  86      38     38     38     35     33     30     25     19     13      6
  87      38     38     37     35     32     29     25     19     13      6
  88      38     38     37     34     31     28     25     19     12      6
  89      37     37     37     34     30     27     23     18     12      6

  90      36     36     36     33     29     25     21     16     12      0

04604                                   Page 23                              F-S

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

 Issue
  Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Unisex     1      2      3      4      5      6      7      8      9     10
------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  18       5      5      5      4      4      3      3      2      1      1
  19       6      6      6      5      5      4      3      2      2      1

  20       6      6      6      5      5      4      3      2      2      1
  21       6      6      6      5      5      4      3      2      2      1
  22       6      6      6      5      5      4      3      2      2      1
  23       7      7      7      6      5      4      4      3      2      1
  24       7      7      7      6      5      4      4      3      2      1
  25       7      7      7      6      5      4      4      3      2      1
  26       7      7      7      7      6      5      4      3      2      1
  27       8      8      8      7      6      5      4      3      2      1
  28       8      8      8      7      6      6      5      3      2      1
  29       8      8      8      7      7      6      5      3      2      1

  30       9      9      9      8      7      6      5      4      3      1
  31      10     10     10      9      7      6      6      4      3      1
  32      10     10     10      9      8      7      6      4      3      1
  33      11     11     11     10      8      7      6      5      3      2
  34      12     12     12     10      9      7      6      5      3      2
  35      13     13     13     11     10      8      7      5      4      2
  36      13     13     13     11     10      8      7      5      4      2
  37      14     14     14     12     10      8      7      6      4      2
  38      15     15     15     13     11      9      7      6      4      2
  39      16     16     16     14     12     10      8      6      4      2

  40      17     17     17     15     13     10      8      6      5      2
  41      18     18     18     16     13     11      9      7      5      2
  42      19     19     19     17     14     12      9      7      5      3
  43      20     20     20     17     15     12     10      7      5      3
  44      21     21     21     18     16     13     10      7      6      3
  45      21     21     21     19     16     13     11      8      6      3
  46      22     22     22     20     17     14     11      8      6      3
  47      23     23     23     21     18     15     12      8      6      3
  48      25     25     25     22     19     16     13      9      6      3
  49      26     26     26     23     20     17     13     10      7      4

  50      28     28     28     24     21     18     14     10      7      4
  51      29     29     29     25     21     18     15     11      7      4
  52      31     31     31     27     23     19     16     11      7      4
  53      32     32     32     29     24     20     17     12      8      4
  54      34     34     34     30     26     21     17     13      8      5
  55      36     36     36     31     27     22     18     14      9      5
  56      38     38     38     33     29     24     19     14      9      5
  57      40     40     40     35     30     25     20     15     10      5
  58      42     42     42     36     31     26     21     16     10      5
  59      43     43     43     38     32     27     22     17     11      6

04604                                   Page 22                             U-NS

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

 Issue
  Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Unisex     1      2      3      4      5      6      7      8      9     10
------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  60      45     45     45     40     34     29     23     17     11      6
  61      46     46     45     40     34     29     23     17     11      6
  62      45     45     45     40     34     28     23     17     11      6
  63      46     46     45     40     34     29     23     17     11      6
  64      45     45     45     40     34     28     23     17     12      6
  65      46     46     45     40     34     28     23     17     12      6
  66      46     46     45     40     34     28     23     18     12      6
  67      45     45     44     39     34     28     23     17     12      6
  68      44     44     44     39     34     28     23     17     11      6
  69      45     45     44     39     34     28     23     17     11      6

  70      44     44     43     39     33     28     22     17     11      6
  71      43     43     43     38     32     27     22     16     11      5
  72      43     43     42     38     32     27     22     16     11      5
  73      42     42     42     37     32     26     21     16     11      5
  74      41     41     41     36     31     26     21     15     10      5
  75      41     41     40     36     31     26     21     15     10      5
  76      40     40     40     35     30     25     20     15     10      5
  77      40     40     40     36     30     25     20     15     10      5
  78      40     40     39     36     31     25     20     15     10      5

  79      39     39     39     35     30     25     20     15     10      5
  80      39     39     39     35     30     25     20     15     10      5
  81      39     39     38     35     30     25     20     15     10      5
  82      39     39     38     35     30     25     20     15     10      5
  83      39     39     38     35     30     25     20     15     10      5
  84      38     38     38     34     30     24     19     14     10      5
  85      38     38     38     34     29     24     19     14     10      5
  86      38     38     38     34     29     24     19     14     10      5
  87      38     38     38     34     29     24     19     14     10      5
  88      38     38     38     33     29     24     19     14     10      5
  89      38     38     37     33     29     24     19     14     10      5

  90      37     37     37     32     28     23     19     14      8      0

04604                                   Page 23                             U-NS

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

 Issue
  Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Unisex     1      2      3      4      5      6      7      8      9     10
------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
   0       4      4      4      4      3      3      2      2      1      1
   1       4      4      4      4      3      3      2      2      1      1
   2       4      4      4      4      3      3      2      2      1      1
   3       4      4      4      4      3      3      2      2      1      1
   4       4      4      4      4      3      3      2      2      1      1
   5       4      4      4      4      3      3      2      2      1      1
   6       4      4      4      4      3      3      2      2      1      1
   7       5      5      5      4      4      3      3      2      1      1
   8       5      5      5      4      4      3      3      2      1      1
   9       5      5      5      4      4      3      3      2      1      1

  10       5      5      5      4      4      3      3      2      1      1
  11       6      6      6      5      5      4      3      2      2      1
  12       6      6      6      5      5      4      3      2      2      1
  13       6      6      6      5      5      4      3      2      2      1
  14       6      6      6      5      5      4      3      2      2      1
  15       7      7      7      6      5      4      4      3      2      1
  16       7      7      7      6      5      4      4      3      2      1
  17       7      7      7      6      5      4      4      3      2      1
  18       8      8      8      7      6      5      4      3      2      1
  19       8      8      8      7      6      5      4      3      2      1

  20       8      8      8      7      6      5      4      3      2      1
  21       8      8      8      7      7      6      5      3      2      1
  22       8      8      8      8      7      6      5      3      2      1
  23       9      9      9      8      7      6      5      3      2      1
  24       9      9      9      8      7      6      5      4      3      1
  25       9      9      9      8      7      6      5      4      3      1
  26      10     10     10      9      7      7      6      4      3      1
  27      10     10     10      9      8      7      6      4      3      1
  28      11     11     11     10      8      7      6      5      3      2
  29      11     11     11     10      8      7      6      5      3      2

  30      12     12     12     10      9      7      6      5      3      2
  31      12     12     12     10      9      8      7      5      3      2
  32      13     13     13     11     10      8      7      5      4      2
  33      14     14     14     12     10      8      7      6      4      2
  34      14     14     14     12     10      9      7      6      4      2
  35      15     15     15     13     11      9      7      6      4      2
  36      16     16     16     14     12     10      8      6      4      2
  37      17     17     17     15     13     10      8      6      5      2
  38      18     18     18     16     13     11      9      7      5      2
  39      19     19     19     17     14     12      9      7      5      3

  40      20     20     20     17     15     12     10      7      5      3
  41      20     20     20     18     16     13     10      7      6      3
  42      22     22     22     19     17     14     11      8      6      3
  43      23     23     23     20     18     15     12      8      6      3
  44      24     24     24     21     18     15     12      9      6      3

04604                                   Page 22                              U-S

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge not to exceed the lesser of 2.0% of the amount withdrawn or $25.00 for each partial surrender.

 Issue
  Age    Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Unisex     1      2      3      4      5      6      7      8      9     10
------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
  45      25     25     25     22     19     16     13      9      6      3
  46      26     26     26     23     20     17     13     10      7      4
  47      27     27     27     23     20     17     14     10      7      4
  48      28     28     28     24     21     18     14     10      7      4
  49      29     29     29     25     21     18     15     11      7      4

  50      30     30     30     26     22     19     15     11      7      4
  51      31     31     31     27     23     20     16     11      8      4
  52      32     32     32     28     24     20     16     12      8      4
  53      34     34     34     30     25     21     17     13      8      5
  54      35     35     35     30     26     22     18     13      8      5
  55      36     36     36     32     27     22     19     14      9      5
  56      37     37     37     33     28     23     19     14      9      5
  57      39     39     39     35     30     24     20     15     10      5
  58      41     41     41     37     31     26     21     16     10      6
  59      43     43     43     38     33     27     22     16     11      6

  60      45     45     45     40     34     28     23     17     11      6
  61      46     46     45     40     34     28     23     17     11      6
  62      45     45     45     39     34     28     23     17     11      6
  63      46     46     45     40     34     28     23     17     12      6
  64      46     46     45     40     34     28     23     18     12      6
  65      46     46     45     40     35     29     23     17     12      6
  66      46     46     45     40     35     29     23     17     12      6
  67      45     45     44     39     34     28     23     17     11      6
  68      44     44     43     39     33     28     22     17     11      6
  69      44     44     43     39     33     28     22     17     11      6

  70      43     43     43     38     32     27     22     16     11      5
  71      43     43     42     37     32     26     21     16     11      5
  72      42     42     41     37     32     26     21     15     10      5
  73      41     41     40     37     31     26     21     15     10      5
  74      40     40     40     36     30     25     20     15     10      5
  75      39     39     39     35     30     24     20     15     10      5
  76      39     39     39     35     30     25     20     15     10      5
  77      39     39     38     34     30     25     20     15     10      5
  78      38     38     38     34     30     25     20     15     10      5

  79      38     38     37     34     30     25     20     15     10      5
  80      37     37     37     33     29     24     20     15     10      5
  81      37     37     36     33     29     24     20     15     10      5
  82      37     37     36     33     29     25     20     15     10      5
  83      37     37     36     33     28     25     19     15     10      5
  84      37     37     36     33     28     25     19     15     10      5
  85      36     36     36     33     28     25     19     15     10      5
  86      36     36     36     33     28     24     19     15     10      5
  87      36     36     35     33     28     24     19     15     10      5
  88      36     36     35     32     28     24     19     15     10      5
  89      35     35     35     32     27     23     19     14     10      4

  90      34     34     34     31     27     22     18     14      7      0

04604                                   Page 23                              U-S

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

--------------------------------------------------------------------------------
                                 OPTION 1 TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD
--------------------------------------------------------------------------------
 Number     Amount of
of Years     Monthly
 Payable   Installments
-----------------------
    1         $84.09
    2          42.46
    3          28.59
    4          21.65
    5          17.49
    6          14.32
    7          12.74
    8          11.25
    9          10.10
   10           9.18
   11         $ 6.42
   12           7.80
   13           7.26
   14           6.81
   15           6.42
   16           6.07
   17           5.77
   18           5.50
   19           5.26
   20           5.04
   21         $ 4.85
   22           4.67
   23           4.51
   24           4.36
   25           4.22
   26           4.10
   27           3.98
   28           3.87
   29           3.77
   30           3.68
   31         $ 3.59
   32           3.51
   33           3.44
   34           3.37
   35           3.30
   36           3.23
   37           3.17
   38           3.12
   39           3.06
   40           3.01
----------------------

04604                                   Page 24

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

--------------------------------------------------------------------------------
                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
--------------------------------------------------------------------------------
               GUARANTEED PERIOD
AGE OF   ------------------------------
 PAYEE   10 Years   15 Years   20 Years
---------------------------------------
 10       $2.14       $2.13      $2.13
 11        2.15        2.15       2.15
 12        2.16        2.16       2.16
 13        2.17        2.17       2.17
 14        2.19        2.19       2.18
 15        2.20        2.20       2.20
 16        2.21        2.21       2.21
 17        2.23        2.23       2.23
 18        2.24        2.24       2.24
 19        2.26        2.26       2.26
 20        2.28        2.28       2.27
 21        2.29        2.29       2.29
 22        2.31        2.31       2.31
 23        2.33        2.33       2.32
 24        2.35        2.34       2.34
 25        2.37        2.36       2-36
 26        2.39        2.38       2.38
 27        2.41        2.40       2.40
 28        2.43        2.43       2.42
 29        2.45        2.45       2.44
 30        2.47        2.47       2.47
 31        2.50        2.49       2.49
 32        2.52        2.52       2.52
 33        2.55        2.54       2.54
 34        2.57        2.57       2.57
 35        2.60        2.60       2.59
 36        2.63        2.63       2.62
 37        2.66        2.66       2.65
 38        2.69        2.69       2.68
 39        2.73        2.72       2.71
 40        2.76        2.76       2.75
 41        2.80        2.79       2.78
 42        2.83        2.83       2.82
 43        2.87        2.87       2.86
 44        2.91        2.91       2.89
 45        2.96        2.95       2.93
 46        3.00        2.99       2.98
 47        3.05        3.04       3.02
 48        3.10        3.08       3.06
 49        3.15        3.13       3.11
 50       $3.20       $3.18      $3.16
 51        3.25        3.24       3.21
 52        3.31        3.29       3.26
 53        3.37        3.35       3.32
 54        3.44        3.41       3.37
 55        3.51        3.48       3.43
 56        3.58        3.54       3.49
 57        3.65        3.61       3.55
 58        3.73        3.69       3.61
 59        3.81        3.76       3.68
 60        3.90        3.84       3.75
 61        3.99        3.92       3.82
 62        4.09        4.01       3.89
 63        4.19        4.10       3.96
 64        4.30        4.19       4.03
 65        4.41        4.29       4.10
 66        4.53        4.39       4.18
 67        4.65        4.49       4.25
 68        4.78        4.60       4.32
 69        4.92        4.70       4.39
 70        5.07        4.81       4.46
 71        5.22        4.92       4.52
 72        5.37        5.03       4.58
 73        5.54        5.14       4.64
 74        5.71        5.26       4.70
 75        5.88        5.36       4.75
 76        6.06        5.47       4.79
 77        6.25        5.57       4.83
 78        6.44        5.67       4.87
 79        6.63        5.76       4.90
 80        6.82        5.85       4.93
 81        7.02        5.93       4.95
 62        7.21        6.00       4.97
 83        7.39        6.06       4.99
 84        7.57        6.12       5.00
 85        7.74        6.17       5.01
 86        7.90        6.22       5.02
 87        8.06        6.26       5.03
 88        8.20        6.29       5.03
 89        8.33        6.32       5.04
 90        8.45        6.35       5.04
---------------------------------------

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

--------------------------------------------------------------------------------

04604                                   Page 25                                U

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

--------------------------------------------------------------------------------
                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
--------------------------------------------------------------------------------
AGE OF
 PAYEE           GUARANTEED PERIOD
---------------------------------------
Female   10 Years   15 Years   20 Years
---------------------------------------
  10       $2.11      $2.11      $2.11
  11        2.13       2.13       2.12
  12        2.14       2.14       2.14
  13        2.15       2.15       2.15
  14        2.16       2.16       2.16
  15        2.18       2.18       2.17
  16        2.19       2.19       2.19
  17        2.20       2.20       2.20
  18        2.22       2.22       2.22
  19        2.23       2.23       2.23
  20        2.25       2.25       2.25
  21        2.27       2.26       2.26
  22        2.28       2.28       2.28
  23        2.30       2.30       2.30
  24        2.32       2.32       2.31
  25        2.33       2.33       2.33
  26        2.35       2.35       2.35
  27        2.37       2.37       2.37
  28        2.39       2.39       2.39
  29        2.41       2.41       2.41
  30        2.44       2.43       2.43
  31        2.46       2.46       2.45
  32        2.48       2.48       2.48
  33        2.51       2.50       2.50
  34        2.53       2.53       2.53
  35        2.56       2.56       2.55
  36        2.59       2.58       2.58
  37        2.61       2.61       2.61
  38        2.64       2.64       2.64
  39        2.68       2.67       2.67
  40        2.71       2.70       2.70
  41        2.74       2.74       2.73
  42        2.76       2.77       2.77
  43        2.81       2.61       2.80
  44        2.85       2.85       2.84
  45        2.89       2.89       2.88
  46        2.93       2.93       2.92
  47        2.98       2.97       2.96
  48        3.02       3.02       3.00
  49        3.07       3.06       3.05
  50       $3.12      $3.11      $3.09
  51        3.18       3.16       3.14
  52        3.23       3.22       3.19
  53        3.29       3.27       3.24
  54        3.35       3.33       3.30
  55        3.41       3.39       3.36
  56        3.48       3.46       3.41
  57        3.55       3.52       3.48
  58        3.63       3.59       3.54
  59        3.70       3.67       3.60
  60        3.79       3.74       3.67
  61        3.87       3.82       3.74
  62        3.97       3.91       3.81
  63        4.06       4.00       3.88
  64        4.17       4.09       3.96
  65        4.28       4.18       4.03
  66        4.39       4.28       4.11
  67        4.51       4.39       4.18
  68        4.64       4.49       4.26
  69        4.77       4.60       4.33
  70        4.92       4.71       4.41
  71        5.07       4.83       4.48
  72        5.22       4.94       4.54
  73        5.39       5.06       4.61
  74        5.56       5.18       4.67
  75        5.74       5.29       4.72
  76        5.92       5.40       4.77
  77        6.11       5.51       4.81
  78        6.31       5.62       4.85
  79        6.51       5.72       4.89
  80        6.71       5.81       4.92
  81        6.91       5.89       4.94
  82        7.11       5.97       4.96
  83        7.31       6.04       4.98
  84        7.50       6.10       5.00
  85        7.68       6.16       5.01
  66        7.85       6.21       5.02
  87        8.01       6.25       5.03
  88        8.16       6.28       5.03
  89        8.30       6.31       5.04
  90        8.42       6.34       5.04
---------------------------------------

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

--------------------------------------------------------------------------------

04604                                   Page 26                                F

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

--------------------------------------------------------------------------------
                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
--------------------------------------------------------------------------------
AGE OF
 PAYEE          GUARANTEED PERIOD
---------------------------------------
 Male    10 Years   15 Years   20 Years
---------------------------------------
  10      $2.17       $2.17     $2.16
  11       2.18        2.18      2.18
  12       2.19        2.19      2.19
  13       2.21        2.21      2.20
  14       2.22        2.22      2.22
  15       2.24        2.23      2.23
  16       2.25        2.25      2.25
  17       2.27        2.26      2.26
  18       2.28        2.28      2.28
  19       2.30        2.30      2.29
  20       2.32        2.31      2.31
  21       2.33        2.33      2.33
  22       2.35        2.35      2.35
  23       2.37        2.37      2.37
  24       2.39        2.39      2.39
  25       2.41        2.41      2.41
  26       2.43        2.43      2.43
  27       2.45        2.45      2.45
  28       2.48        2.47      2.47
  29       2.50        2.50      2.49
  30       2.52        2.52      2.52
  31       2.55        2.55      2.54
  32       2.58        2.57      2.57
  33       2.60        2.60      2.60
  34       2.63        2.63      2.62
  35       2.66        2.66      2.65
  36       2.69        2.69      2.68
  37       2.73        2.72      2.72
  38       2.76        2.76      2.75
  39       2.80        2.79      2.78
  40       2.84        2.83      2.82
  41       2.87        2.87      2.85
  42       2.92        2.91      2.89
  43       2.96        2.95      2.93
  44       3.00        2.99      2.97
  45       3.05        3.04      3.02
  46       3.10        3.06      3.06
  47       3.15        3.13      3.11
  48       3.20        3.18      3.15
  49       3.25        3.23      3.20
  50      $3.31       $3.29     $3.25
  51       3.37        3.35      3.31
  52       3.43        3.41      3.36
  53       3.50        3.47      3.42
  54       3.57        3.53      3.47
  55       3.64        3.60      3.53
  56       3.72        3.67      3.60
  57       3.80        3.74      3.66
  58       3.88        3.82      3.72
  59       3.97        3.90      3.79
  60       4.06        3.98      3.86
  61       4.16        4.07      3.92
  62       4.26        4.16      3.99
  63       4.37        4.25      4.06
  64       4.49        4.34      4.13
  65       4.61        4.44      4.20
  66       4.73        4.54      4.27
  67       4.86        4.64      4.34
  68       5.00        4.75      4.40
  69       5.14        4.85      4.47
  70       5.29        4.96      4.53
  71       5.44        5.06      4.59
  72       5.60        5.16      4.64
  73       5.76        5.27      4.69
  74       5.92        5.37      4.74
  75       6.09        5.47      4.78
  76       6.27        5.56      4.82
  77       6.44        5.66      4.86
  78       6.62        5.74      4.89
  79       6.80        5.82      4.92
  80       6.98        5.90      4.94
  81       7.16        5.97      4.96
  82       7.34        6.04      4.98
  83       7.51        6.10      5.00
  84       7.67        6.15      5.01
  85       7.83        6.20      5.02
  86       7.98        6.24      5.02
  87       8.12        6.27      5.03
  88       8.26        6.30      5.03
  89       8.38        6.33      5.04
  90       8.50        6.35      5.04
---------------------------------------

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

--------------------------------------------------------------------------------

04604                                   Page 27                                M

                          DEATH BENEFIT CORRIDOR RATES
                      BASED ON CASH VALUE ACCUMULATION TEST

ATTAINED AGE Nearest
      Birthday
   (On Each Policy
    Anniversary)         MALE      FEMALE
--------------------   --------   --------
          0            11.72683   14.23332
          1            11.78408   14.20830
          2            11.45764   13.81413
          3            11.12742   13.41641
          4            10.80222   13.02292

          5            10.48030   12.63422
          6            10.16029   12.25218
          7             9.84381   11.87446
          8             9.52979   11.60410
          9             9.22051   11.14015

         10             8.91782   10.78400
         11             8.62254   10.43576
         12             8.33775   10.09738
         13             8.06522    9.77032
         14             7.80728    9.45411

         15             7.56366    9.14976
         16             7.33402    8.85660
         17             7.11708    8.57401
         18             6.91090    8.30142
         19             6.71267    8.03719

         20             6.52076    7.78162
         21             6.33350    7.53356
         22             6.14981    7.29258
         23             5.96881    7.05840
         24             5.79038    6.83085

         25             5.61443    6.61014
         26             5.44092    6.39668
         27             5.27031    6.18766
         28             5.10316    5.98586
         29             4.93975    6.79038

         30             4.78046    5.60097
         31             4.62543    6.41767
         32             4.47504    5.24022
         33             4.32914    5.06840
         34             4.18798    4.90198

         35             4.05148    4.74131
         36             3.91965    4.58592
         37             3.79247    4.43621
         38             3.66997    4.29213
         39             3.55206    4.15360

         40             3.43868    4.02063
         41             3.32968    3.89305
         42             3.22506    3.77070
         43             3.12447    3.66328
         44             3.02787    3.54035

         45             2.93502    3.43166
         46             2.84584    3.32701
         47             2.76008    3.22611
         48             2.67761    3.12877
         49             2.69824    3.03494

         50             2.52192   2.94449
         51             2.44849   2.85732
         52             2.37800   2.77329
         53             2.31039   2.69235
         54             2.24563   2.61451

         55             2.18370   2.63963
         56             2.12443   2.46726
         57             2.06772   2.39746
         58             2.01335   2.32987
         59             1.96120   2.26425

         60             1.91115   2.20053
         61             1.86315   2.13871
         62             1.81717   2.07893
         63             1.77320   2.02134
         64             1.73126   1.96617

         65             1.69130   1.91343
         66             1.66326   1.86300
         67             1.61699   1.81470
         68             1.58236   1.76827
         69             1.54923   1.72343

         70             1.51753   1.68009
         71             1.48726   1.63827
         72             1.45844   1.69809
         73             1.43116   1.56974
         74             1.40548   1.62338

         75             1,38142   1.48910
         76             1.36889   1.45684
         77             1.33775   1.42648
         78             1.31783   1,39782
         79             1,29892   1.37069

         80             1.28090   1.34496
         81             1.26376   1.32058
         82             1.24746   1.29761
         83             1.23212   1,27608
         84             1.21783   1.25607

         85             1.20460   1.23755
         86             1.19234   1.22040
         87             1.18093   1.20448
         88             1.17021   1.18963
         89             1.16000   1.17566

         90             1.15008   1.16236
         91             1.14024   1.14954
         92             1.13021   1.13694
         93             1.11971   1.12430
         94             1.10841   1.11132

         95             1.09607   1.09775
         96             1.08265   1.08350
         97             1.06839   1.06873
         98             1.05387   1.05396
         99             1.04000   1.04000

04604                                   Page 28

                          DEATH BENEFIT CORRIDOR RATES
                      BASED ON CASH VALUE ACCUMULATION TEST

ATTAINED AGE Nearest
      Birthday
   (On Each Policy
    Anniversary)         RATE
--------------------   --------
          0            12.14820
          1            12.19351
          2            11.85691
          3            11.51476
          4            11.17781
          5            10.84418
          6            10.51339
          7            10.18611
          8             9.86291
          9             9.54434
         10             9.23241
         11             8.92799
         12             8.63375
         13             8.35234
         14             8.08458
         15             7.83099
         16             7.59134
         17             7.36393
         18             7.14730
         19             6.93852
         20             6.73633
         21             6.53968
         22             6.34699
         23             6.15733
         24             5.97083
         25             5.78764
         26             5.60734
         27             5.43061
         28             5.25754
         29             5.08860
         30             4.92418
         31             4.76420
         32             4.60907
         33             4.45862
         34             4.31313
         35             4.17236
         36             4.03650
         37             3.90538
         38             3.77918
         39             3.65768
         40             3.54095
         41             3.42874
         42             3.32104
         43             3.21753
         44             3.11816
         45             3.02254
         46             2.93070
         47             2.84238
         48             2.75741
         49             2.67557
         50             2.59686
         51             2.52114
         52             2.44840
         53             2.37857
         54             2.31166
         55             2.24759
         56             2.18622
         57             2.12742
         58             2.07097
         59             2.01670
         60             1.96452
         61             1.91438
         62             1.86627
         63             1.82020
         64             1.77622
         65             1.73430
         66             1.69436
         67             1.65623
         68             1.61978
         69             1.58483
         70             1.55132
         71             1.51922
         72             1.48858
         73             1.45951
         74             1.43207
         75             1.40629
         76             1.38209
         77             1.35932
         78             1.33782
         79             1.31737
         80             1.29785
         81             1.27924
         82             1.26155
         83             1.24486
         84             1.22927
         85             1.21476
         86             1.20128
         87             1.18867
         88             1.17680
         89             1.16547
         90             1.15450
         91             1.14368
         92             1.13276
         93             1.12150
         94             1.10955
         95             1.09675
         96             1.08300
         97             1.06854
         98             1.05389
         99             1.04000

04604                                   Page 28                                U

                          DEATH BENEFIT CORRIDOR RATES
                           BASED ON GUIDELINE PREMIUM

ATTAINED
  AGE      RATE
--------   ----
  0-40     2.50
   41      2.43
   42      2.36
   43      2.29
   44      2.22
   45      2.15
   46      2.09
   47      2.03
   48      1.97
   49      1.91
   50      1.85
   51      1.78
   52      1.71
   53      1.64
   54      1.57
   55      1.50
   56      1.46
   57      1.42
   58      1.38
   59      1.34
   60      1.30
   61      1.28
   62      1.26
   63      1.24
   64      1.22
   65      1.20
   66      1.19
   67      1.18
   68      1.17
   69      1.16
   70      1.15
   71      1.13
   72      1.11
   73      1.09
   74      1.07
 75-90     1.05
   91      1.04
   92      1.03
   93      1.02
   94      1.01
  95+      1.00

04604                                   Page 28

                              AMERICAN GENERAL LIFE
                                Insurance Company
                                 A Stock Company

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date. Investments results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account.
NON-PARTICIPATING-NOT ELIGIBLE FOR DIVIDENDS.

                 For Information, Service or to make a Complaint

             Contact your Servicing Agent, or Our VUL Administration

                              2727-A Allen Parkway
                                  P.O. Box 4880
                            Houston, Texas 77210-4880
                                 1-888-325-9315

04604